UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2011
Commission file number 000-04689
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On April 2, 2011, Pentair, Inc. (the “Company”), Pentair Netherlands B.V., an indirect wholly owned subsidiary of the Company (“Pentair Netherlands”), Norit Holding B.V. (the “Seller”) and Norit Proces Technologie Holding B.V. (the “Target”) entered into an Agreement (the “Agreement”) pursuant to which, subject to the terms and conditions set forth in the Agreement, (i) Pentair Netherlands agreed to purchase from the Seller all of the issued and outstanding shares in the capital of the Target for a purchase price of €503 million plus an amount equal to third party bank debt of the Target and its subsidiaries at closing less cash of the Target and its subsidiaries available to pay off such bank debt and (ii) the Company agreed to guarantee the performance of the obligations of Pentair Netherlands’ under the Agreement.
     The Agreement includes customary warranties and covenants of each of the parties. Warranties regarding the Target and its business have only been made by the Target.
     The transaction is expected to close in the second quarter of 2011. Each party’s obligation to complete the transaction is subject to the fulfillment of customary conditions, including, (i) the transaction having been cleared by the German regulatory authority or deemed to be cleared pursuant to the lapse of the applicable waiting period, (ii) subject to certain exceptions, the accuracy of the warranties of the other party contained in the Agreement, and (iii) material compliance of the other party with its agreements and obligations contained in the Agreement. The Agreement contains certain termination rights for both parties if the conditions are not satisfied by June 30, 2011.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. There are warranties contained in the Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Therefore, you should not rely on the warranties contained in the Agreement as statements of factual information.
ITEM 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is filed as part of the information under Item 1.01 of this Current Report on Form 8-K:

Exhibit	Description

2.1	Agreement, dated April 2, 2011, among Norit Holding B.V., Norit Process Technologie Holdings B.V., Pentair Netherlands B.V. and Pentair, Inc. *

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. Pentair, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 4, 2011.

PENTAIR, INC. Registrant
By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated April 2, 2011

Exhibit
Number	Description

2.1	Agreement, dated April 2, 2011, among Norit Holding B.V., Norit Process Technologie Holdings B.V., Pentair Netherlands B.V. and Pentair, Inc. *

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. Pentair, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.